Exhibit 10.2            Genesis Financial, Inc. Convertible Note dated January 25, 2002

The securities evidenced by this Note and the underlying Conversion Stock have not been registered under the Securities Act of 1933, as amended.  Such securities may not be sold or otherwise transferred except in a transaction which, in the opinion of securities counsel reasonably satisfactory to GENESIS, is exempt from registration under applicable federal securities laws or pursuant to an effective Registration Statement thereunder.

GENESIS FINANCIAL, INC.

CONVERTIBLE NOTE

$200,000	January 25, 2002	Spokane, Washington

FOR VALUE RECEIVED, Genesis Financial, Inc., a Washington Corporation with offices at 200 North Mullan Road, Suite 217, Spokane, Washington 99206 (“GENESIS”) promises to pay to the order of TEMPORARY FINANCIAL SERVICES, INC., a Washington corporation with offices at 200 North Mullan Road, Suite 213, Spokane, Washington 99206 (“TFS”), the principal sum of $200,000.00 United States Currency, together with interest thereon accruing from and after January 25, 2002, as specified in this Convertible Note (the “Note”).

This NOTE is issued upon the following terms, to which TFS assents and GENESIS, for itself and its successors, agrees as follows:

1.                    Interest Rate.  This NOTE shall bear interest at the rate of Six Percent (6%) per annum.  Simple interest shall accrue on this NOTE until maturity.  In the event this NOTE is not paid on the maturity date, this NOTE shall thereafter bear interest until paid at the rate of Twelve Percent (12%) per annum.

2.                    Maturity.  The entire outstanding unpaid principal and all accrued but unpaid interest shall be due and payable at maturity on January 1, 2004; by cash, cashier’s check, or wire transfer in lawful money of the United States at TFS’s address or at such other place as TFS may designate in writing ten days before maturity.

3.                    Transfer.  This NOTE is non-transferable without the prior written consent of TFS.  Upon an approved transfer, any NOTE executed and delivered to the transferee shall bear the following restrictive legend:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended.  Such securities may not be sold or otherwise transferred except in a transaction which, in the opinion of securities counsel reasonably satisfactory to GENESIS, is exempt from registration under applicable federal securities laws or pursuant to an effective Registration Statement thereunder.

4.                    NOTE Holder Not Shareholder.  This NOTE does not confer upon TFS any right to vote or consent or to receive notice as a shareholder of GENESIS by virtue of TFS’ ownership of the NOTE.  This provision does not affect rights of TFS as a shareholder of GENESIS through ownership of GENESIS common shares.

5.                    Conversion Rights.  TFS, in its sole discretion at any time after January 1, 2003, and prior to maturity, may convert it, in whole only, into the face amount equivalent of 200,000 fully paid and nonassessable shares of the Common Stock of GENESIS (the “Common Stock”) at an equivalent price of One Dollar ($1.00) per share of Common Stock.  The shares issuable pursuant to this conversion feature are hereafter referred to as “Conversion Stock.”

The conversion of the NOTE shall be on the following terms and conditions:

(a)                                  In the event TFS notifies GENESIS of its intention to convert, GENESIS may, at its sole election, pay accrued interest in cash or may convert the accrued interest into Conversion Stock at the rate of one share for each one dollar of interest accrued to the date of conversion, rounded to the nearest whole dollar.

(b)                                 In order to convert this NOTE into Conversion Stock, TFS shall surrender, at the principal office of GENESIS, this NOTE duly endorsed to GENESIS and give written notice to GENESIS that TFS elects to convert this NOTE.  TFS shall thereafter be treated for all purposes as the record holder of the Conversion Stock into which this NOTE is convertible.  As promptly as possible thereafter, GENESIS shall issue and deliver to TFS certificates representing the number of shares of Conversion Stock into which this NOTE has been converted.  Thereupon, this NOTE shall be deemed to be satisfied and discharged, and the shares of Conversion Stock shall be fully paid and nonassessable.  Each certificate representing the shares of common stock into which this NOTE has been converted shall bear the restrictive legend set forth in Paragraph 3 herein.

(c)                                  No conversion shall be made by GENESIS while its stock transfer books are closed. Any request for conversion received while the stock transfer books are closed shall be given effect as soon as the stock transfer books are reopened.

(d)                                 The Board of Directors of the Corporation shall have the right from time to time to adopt specific rules of procedure to carry out the full intent of the Conversion provisions set forth herein and to do all reasonable acts necessary thereto, provided that such rules and acts shall not violate the specific terms of this debt instrument.

6.                    Adjustment in Number of Shares.  The number of shares of Conversion Stock issuable upon conversion of this NOTE will be adjusted from time to time to reflect changes in the capitalization of GENESIS.  When the number of shares of Common Stock of GENESIS outstanding at any given time is changed to reflect a stock dividend, merger, recapitalization, or other similar adjustment is made, the number of shares of Conversion Stock issuable on conversion will be adjusted up or down to give economic affect to the conversion rights.  For example, if the conversion rights entitle the holder of the NOTE to

200,000 shares on January 1 and on January 2 GENESIS issues a one for one stock dividend, the NOTE would thereafter be convertible into 400,000 shares.

7.                    Notices.  So long as this NOTE is outstanding, Genesis will notify TFS or the NOTE holder, as the case may be, of any change in the capitalization of GENESIS that would or could require an adjustment, in accordance with Paragraph 6, in the number of shares of Conversion Stock into which the NOTE may be converted.

8.                    Events of Default.  The following events shall constitute events of default under this NOTE and shall entitle TFS to the remedies set forth.

a.                    This NOTE shall be in default upon the failure of GENESIS to pay any interest or principal payment in accordance with the terms of this NOTE.

b.                   This NOTE shall be in default in the event:  GENESIS files any petition under any section of the United States Bankruptcy Act; any petition is filed against GENESIS under the United States Bankruptcy Act; GENESIS is adjudged bankrupt; or GENESIS makes any general assignment or trust deed or trust mortgage for the benefit of creditors; or takes advantage of any other insolvency act; or if any receiver, trustee, conservator, custodian, or similar officer is appointed for GENESIS.

c.                    This NOTE shall be in default if GENESIS is declared to be in default under any senior credit facility.

9.                    Remedies on Default.  From and after the date of any default, the NOTE may be accelerated and TFS may demand payment of the entire unpaid balance and all accrued but unpaid interest.  Upon a default, it shall not be necessary for the NOTE holder to declare the NOTE due.

10.                 Prepayment.  This NOTE be prepaid at any time after January 1, 2003.  Upon notification of prepayment, TFS shall have thirty days in which to elect to convert the NOTE to Conversion Stock, or to accept the prepayment amount.

11.                 Costs of Collection.  If TFS undertakes collection of this NOTE, GENESIS agrees to pay all costs of collection, including a reasonable attorney’s fee.  GENESIS waives presentment for payment, notice of non-payment, protest and demand, and notice of protest, of demand and of dishonor, and the benefit of any exemption laws.

12.                                 Notices.  Any notice to GENESIS provided in this NOTE shall be in writing and shall be given and effective upon (1) actual delivery to GENESIS or (2) mailing such notice by first-class U.S. mail, addressed to GENESIS at the address listed above or such other address as GENESIS may designate or (3) by facsimile transmission directed to GENESIS at GENESIS’s then current facsimile number.  Any notice to TFS provided in this NOTE shall be in writing and shall be given and effective upon (1) actual delivery to TFS or (2) mailing such notice by first-class U.S. mail, addressed to TFS at TFS’s address aforesaid or such other address as TFS may designate by notice to GENESIS or (3) by facsimile transmission directed to TFS at TFS’s then current facsimile number.  If notice is sent to either party by facsimile transmission, the original hard copy shall be forwarded to the party entitled thereto within ten (10) days of facsimile transmission.

13.                                 Miscellaneous.  This NOTE is to be construed and enforced in accordance with the laws of the State of Washington.  Jurisdiction for enforcement and collection of the NOTE shall be the State of Washington, and venue shall be Spokane County, Washington.

GENESIS:

By:	/s/Michael A. Kirk
Michael A. Kirk, President

ATTEST:

/s/Brad E. Herr
Brad E. Herr, Secretary

Accepted by TFS this 25th day of January, 2002.

/s/John R. Coghlan
John R. Coghlan, President